Exhibit 21

SUBSIDIARIES

Name	State	Ownership Percent

Boykin Hotel Properties, L.P. (“BHPLP”)	Ohio	85%
Red Lion Inns Operating L.P.	Delaware	100% (by BHPLP)
BoyStar Ventures, L.P.	Ohio	91% (by BHPLP)
Shawan Road Hotel L.P.	Maryland	91% (by BHPLP)
Boykin San Diego L.L.C	Ohio	91% (by BHPLP)
RadBoy Mt. Laurel L.L.C	Ohio	100% (by BHPLP)
Boykin Kansas City L.L.C	Ohio	100% (by BHPLP)
Boykin/ AEW LLC (“BOYAEW”)	Delaware	25% (by BHPLP)
Boykin Chicago, LLC (“Boykin Chicago”)	Ohio	75% (by BOYAEW)
Boykin Chicago, LLC	Ohio	25% (by BHPLP)
71 E. Wacker Leasing, Inc.	Delaware	100% (by Boykin Chicago)
Boykin Holding, LLC	Delaware	100% (by BHPLP)
Boykin San Antonio, LLC	Delaware	100% (by BHPLP)
Boykin Southfield, LLC	Delaware	100% (by BHPLP)
Boykin Berkeley, LLC	Delaware	100% (by BHPLP)
Boykin Buffalo, LLC	Delaware	100% (by BHPLP)
Boykin Cleveland, LLC	Delaware	100% (by BHPLP)
Boykin Crabtree, LLC	Delaware	100% (by BHPLP)
Boykin Ft. Myers, LLC	Delaware	100% (by BHPLP)
Boykin Lake Norman I, LLC	Delaware	100% (by BHPLP)
Boykin Lake Norman II, LLC	Delaware	100% (by BHPLP)
Boykin Knoxville, LLC	Delaware	100% (by BHPLP)
BoyCon, LLC (“BoyCon”)	Delaware	50% (by BHPLP)
BoyCon Leasing, Inc.	Ohio	100% (by BoyCon)
BellBoy, Inc. (“BellBoy”)	Delaware	100% (by BHPLP)
White Sands Villas Development, LLC	Delaware	100% (by BellBoy)
BeachBoy, LLC	Delaware	100% (by BellBoy)
Sanibel View Development, LLC	Delaware	100% (by BellBoy)
Minneapolis Leasing, LLC	Delaware	100% (by BellBoy)
Kansas City Leasing, LLC	Delaware	100% (by BellBoy)
Berkeley Leasing, LLC	Delaware	100% (by BellBoy)
Buffalo Leasing, LLC	Delaware	100% (by BellBoy)
Cleveland Leasing, LLC	Delaware	100% (by BellBoy)
Crabtree Leasing, LLC	Delaware	100% (by BellBoy)
Fort Myers Leasing, LLC	Delaware	100% (by BellBoy)
Lake Norman I Leasing, LLC	Delaware	100% (by BellBoy)
Lake Norman II Leasing, LLC	Delaware	100% (by BellBoy)
Knoxville Leasing, LLC	Delaware	100% (by BellBoy)
Westboy LLC	Delaware	100% (by BellBoy)
Highpoint Leasing, LLC	Delaware	100% (by BellBoy)

Name	State	Ownership Percent

Columbus Leasing, LLC	Delaware	100% (by BellBoy)
Melbourne Q Leasing, LLC	Delaware	100% (by BellBoy)
Melbourne H Leasing, LLC	Delaware	100% (by BellBoy)
French Lick Leasing, LLC	Delaware	100% (by BellBoy)
Mt. Laurel Leasing, LLC	Delaware	100% (by BellBoy)
San Antonio Leasing, LLC	Delaware	100% (by BellBoy)
Southfield Leasing, LLC	Delaware	100% (by BellBoy)